2015 Earnings Webcast February 11, 2016 Black Eagle Dam

Presenting Today 2 Bob Rowe, President & CEO Brian Bird, Vice President & CFO

3 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K which we filed with the SEC on February 11, 2016 and our other public filings with the SEC.

• 2015 net income improved by $30.5 million as compared to 2014. • This improvement was primarily due to a full year of hydro operations and an insurance recovery received in 2015. This was partially offset by the inclusion of an income tax benefit in our 2014 results due to the release of previously unrecognized tax benefits and warmer winter weather reducing our margins in 2015. • $3.17 diluted EPS in 2015 compared to $2.99 in 2014, a 6.0% improvement • Non-GAAP Adjusted EPS of $3.15, a 17.5% improvement over 2014 Non-GAAP Adjusted EPS of $2.68. • Within the 2015 EPS guidance range of $3.10 - $3.25 • In October 2015, the SDPUC approved the settlement we reach with the SDPUC staff and intervenors providing for an increase in base rates of approximately $20.2 million, based on an overall rate of return of 7.24%. In addition, the settlement allows us to collect approximately $9.0 million annually related to the Beethoven wind project, which we acquired in September 2015. • Board approved a 4.2% increase in our quarterly stock dividend. • 50 cents per share payable March 31, 2016 Recent Significant Activities 4

Summary Financial Results 5

6 Gross Margin (dollars in millions) Twelve Months Ended December 31, 2015 2014 Variance Electric $ 663.1 $ 529.4 $ 133.7 25.3% Natural Gas 178.3 192.9 (14.6) (7.6%) Gross Margin $ 841.4 $ 722.3 $ 119.1 16.5% Increase in gross margin due to the following factors: $ 135.0 Hydro operations $ 5.6 South Dakota electric rate increase $ 2.1 Property tax trackers $ (10.8) Natural gas retail volumes $ (5.0) Expenses recovered in trackers $ (3.2) Electric QF adjustment $ (2.0) Electric retail volumes $ (1.9) Gas production rates and deferral $ (0.7) Other $ 119.1

7 2015 Weather Q1 2015 NorthWestern service territory has significantly more heating degree-days than cooling degree- days. As a result, first and fourth quarter weather anomalies tend to be more impactful to earnings. We estimate the mild weather has unfavorably impacted our total gross margin by approximately 1.5% ($13.2 million pretax or $0.17 after tax EPS) for the year. Q4 2015

Operating Expenses 8 Increase in operating expenses due mainly to the following factors: $8.4 million decrease in OG&A $(20.8) Insurance recovery, net $ (9.5) Hydro transaction costs $ (4.7) Non-employee directors deferred compensation $ (2.2) Generator maintenance costs $ (1.5) Bad debt expense $ (1.2) Fleet fuel costs $ (1.1) Environmental costs $ (0.9) Operating expenses recovered in trackers $ 33.2 Hydro operations $ 3.8 Employee benefit and compensation costs $ (3.5) Other $18.8 million increase in property and other taxes due primarily to plant additions and higher estimated property valuations in Montana, which includes an estimated $16.2 million from the hydro transaction, partly offset by a $1.0 million decrease in production taxes recovered in trackers associated with our gas production operations. $20.9 million increase in depreciation and depletion expense primarily due to plant additions, including approximately $14.4 million of hydro related depreciation. (dollars in millions) Twelve Months Ended December 31, 2015 2014 Variance Operating, general & admin. $ 297.5 $ 305.9 $ (8.4) (2.7%) Property and other taxes 133.4 114.6 18.8 16.4% Depreciation and depletion 144.7 123.8 20.9 16.9% Operating Expenses $ 575.6 $ 544.3 $ 31.3 5.8%

Operating to Net Income 9 $14.4 million increase in interest expenses was primarily due to increased debt outstanding associated with the hydro transaction. $2.6 million decrease in Other Income due primarily to $4.7 million reduction in the value of deferred shares held in trust for non-employee directors deferred compensation, partially offset by higher capitalization of AFUDC. $40.3 million increase in Income tax expense due primarily to higher pre-tax income and an increase in our effective tax rate to 16.6% for the twelve months ending 12/31/15 as compared with (9.3%) for year ending 12/31/14. The income tax benefit in 2014 was primarily a result of the release of previously unrecognized tax benefit in the third quarter of 2014. (dollars in millions) Twelve Months Ended December 31, 2015 2014 Variance Operating Income $ 265.8 $ 178.0 $ 87.8 49.3% Interest Expense (92.2) (77.8) (14.4) 18.5% Other Income 7.6 10.2 (2.6) (25.5%) Income Before Taxes 181.2 110.4 70.8 64.1% Income Tax (Expense)/Benefit (30.0) 10.3 (40.3) (392.1%) Net Income $ 151.2 $ 120.7 $ 30.5 25.3%

Balance Sheet 10 Property plant & equipment (PP&E) increased by 8% as a result of the acquisition of the Beethoven wind project and continued investment to improve system safety, reliability and capacity. 55.4% Debt to capitalization slightly above our targeted 50-55% due to seasonality of cash flows, but an improvement over year end 2014.

Cash Flow 11 $89.8 million improvement in cash flow provided by operating activities was primarily due to higher net income after non-cash adjustments.

Non-GAAP Adjusted EPS 12 2015 Non-GAAP Adjusted EPS of $3.15 reflects an $0.47, or 17.5%, improvement over 2014 Non-GAAP earnings.

Non-GAAP Adjusted Earnings (Full Year ‘15 vs ’14) 13 The non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

2016 Earnings Guidance 14 Our 2016 guidance range of $3.20 - $3.40 per diluted share is based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station; • A consolidated income tax rate of approximately 9% to 13% of pre-tax income; and • Diluted average shares outstanding of approximately 48.5 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted 7-10% total return to our investors through a combination of earnings growth and dividend yield. See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP “Adjusted EPS”. $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40

2015 to 2016 EPS & Dividend Bridge Basic assumptions include, but are not limited to: • Normal weather in our electric and natural gas service territories; • Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station; • A consolidated effective income tax rate of approximately 9% - 13% of pre-tax income; and • Diluted average shares outstanding of approximately 48.5 million. 15 * 2016 earnings drivers shown above are calculated using a 38.5% effective tax rate. The anticipated "Incremental tax benefits" in 2016 are primarily due to Beethoven production tax credits, bonus depreciation and increased repairs tax deductions resulting from increased maintenance capital spending in 2016.

The Hydro Facilities 16 Overview of Hydro Facilities Black Eagle (1) Hydro Asset Integration • Montana Asset Optimization Study: With the acquisition of the hydros, we are modeling different scenarios in an attempt to optimize the integration and operation of our entire generation fleet and determine the most economic means of providing ancillary services. Kerr Dam • In accordance with the associated FERC license, the facility was conveyed to the Confederated Salish and Kootenai Tribes (CSKT) on September 5, 2015. • As required by the MPSC order approving the hydro transaction, we filed a compliance filing in December 2015 to remove the Kerr project from the hydros cost of service and to adjust for actual revenue credits and property taxes. The compliance filing also confirms we met a MPSC requirement that customers will not bear any financial risk as a result of our temporary ownership of the Kerr project. We estimate customers benefited by $2.7 million during this period. (1) As of June 2013. Despite the 2015 drought conditions in western Montana, the hydro assets generated at targeted capacity (5 year historical average). Talen Energy’s recently announced sale of 292 MW of hydro generation for $860 million (or $2,945 per KW) to Brookfield Renewables is significantly higher cost (49%) than the 439 MW of hydro generation we purchased for $870 million (or $1,982 per KW).

17 South Dakota Electric Operations The owned and rate-based cost of energy from the Beethoven wind project over the next 20 years is expected to be $44 million ($25 million net present value) less than the PPA alternative benefitting our customers’ bills over the long-term. Beethoven Wind Project: In September 2015, we completed the purchase of the 80 MW Beethoven wind project, near Tripp, South Dakota for approximately $143 million with BayWa r.e. Wind LLC. The SDPUC granted approval of our request on placing the assets into rate base using a 3-year levelized rate calculation. We financed the project with $70 million in 25 year bonds at 4.26% and $57 million of equity, issuing 1.1 million shares at $51.81. South Dakota Rate Case: In October 2015, the SDPUC commissioners approved the settlement agreement we reached with the SDPUC staff and intervenors providing for an increase in base rates of approximately $20.2 million based on an overall rate of return of 7.24%. In addition, the settlement would allow us to collect approximately $9.0 million annually related to the Beethoven Wind Project. Source: BayWa r.e. Wind, LLC We anticipate net income to increase by approximately $13.6 million in 2016 as a result of full year impact of the rate adjustment and Beethoven acquisition. SD Electric Transmission: Effective October 1, 2015, we are a transmission owning member of Southwest Power Pool (SPP) for our South Dakota transmission operations. Marketing activities in SPP are handled for us by a third party provider acting as our agent. Upon entering SPP, we exited out of MAPP, which had been our transmission planning region.

EPA’s 2030 carbon target for Montana NWE’s CO2 intensity* decreased by approximately 41% with the addition of the hydro facilities to our Montana generation portfolio. However EPA’s Clean Power Plan targets are statewide and not utility specific targets. * lbs CO2 per MWH produced CO2 Intensity* 41% 18

EPA's Clean Power Plan (CPP)

If the CPP rules were utility specific, NorthWestern would be in excellent shape…. but emission targets are established at a state level.

- NorthWestern's Montana electric supply portfolio has a low carbon emissions rate, lower than the final 2030 Montana rate mandated by EPA, with nearly 60 percent of the power delivered to NorthWestern's customers coming from owned or contracted hydro or wind sources.
- NorthWestern's South Dakota electric supply portfolio delivers approximately 28% of its power from owned and contracted wind.

Source: www.eenews.net/interactive/clean_power_plan



Final Rule Emissions Rate Reduction %
7 - 14%
4 states
14 - 21%
5 states
21 - 27%
5 states
27 - 34%
34 - 41%
17 states
41 - 47%

Parallel paths forward

- Montana and South Dakota, along with many other states, are participating in legal challenges to the rule. Montana's 47% emission rate reduction requirement is the highest in the nation.
- NorthWestern has filed an administrative Petition for Reconsideration with the EPA. If unsuccessful, we anticipate Montana will file a request for a 2-year extension to meet compliance deadlines.
- Although we have filed for reconsideration, we are continuing to evaluate our path forward to comply with the CPP rule. The Montana governor has created a CPP advisory council whose purpose is to gather information and provide the Montana Department of Environmental Quality (MDEQ) recommendations on policies and actions necessary for compliance in Montana. With the Supreme Court decision to Stay the EPA CPP rules, the activities of the advisory council have been placed on hold. We have representation on the council.

The February 9th Supreme Court 5-4 vote to stay the EPA CPP rules

- **We will be working with state agencies and other stakeholders to evaluate the implications.**
- **We hope the EPA takes this opportunity to address Montana's serious concerns with the 47% statewide reduction required in the final rule.**

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Other Activity 20 Big Stone Air Quality Projects • Jointly owned (23.4%) coal plant is subject to BART requirements of the Regional Haze Rule. • Project was to install and operate new system to reduce SO2, NOx and particulate emissions. • We capitalized approximately $98 million for our share of the project. • Completed and placed into service on December 29, 2015. Distribution and Transmission System Investment • The Distribution (DSIP) and Transmission (TSIP) Infrastructure Projects are transitioning into an overall infrastructure plan. With the informed input of an Infrastructure Stakeholder Group (which includes a diverse group of our customers and other stakeholders), we will continue to invest in the system to reverse the trend in aging infrastructure, maintain reliability, proactively manage safety, build capacity into the system and prepare our network for the adoption of new technologies. • Total infrastructure capital expenditures are expected to be nearly $360 million over the next 5 years. Natural Gas Reserves • We currently own 27% of our 20 Bcf annual retail natural gas load in Montana (21% when including another 5 Bcf used for our electric generation needs) with approximately $100 million invested through December 2014. We target to own 50% of this need and with the current low gas prices, we estimate we could invest $50 million to $100 million to reach our ownership goal. • However, we unfortunately are also experiencing sellers less willing to transact at these lower prices. FERC / Dave Gates Generating Station (DGGS) • April ‘14, decision allows us to allocate only a fraction of the costs to FERC jurisdictional customers. Decision results in approximately $8 million annual under-recovery. • May ‘14 request for rehearing is pending. As of 12/31/15 we have deferred $27.3 million of revenue. • If unsuccessful in the rehearing, we may appeal to the U.S. Circuit Court of Appeals.

Other Significant Achievements in 2015 21 Strong year for safety at NorthWestern • Fewest OSHA recordable events of any year. • One of the best years for Lost Time Incidents. • Tragic fatality of a respected senior lineman. Record best customer satisfaction scores with JD Power & Associates • Received our best JD Powers overall satisfaction survey score in 2015. Recognized by Cogent Reports as a ‘Residential Utility Customer Champion’ • Based on over 50,000 utility customer interviews to identify leading utilities in brand trust, product excellence and operational satisfaction. Echo Lake Nordic Trail Corporate Governance Award Winner • In 2015, NorthWestern Corporation’s proxy statement received the top award for exemplary proxy statement disclosure from NYSE Governance Services. New General Office in Butte, Montana • The $27 million office, located around the corner from complex of buildings that served as the general office for over a century, is a modern LEED certified structure.

Capital Spending Forecast 22 Current estimated cumulative capital spending for 2016 through 2020 is $1.47 billion. We anticipate funding the capital projects with a combination of cash flows, aided by NOLs now anticipated to be available into 2020, and long-term debt. If other opportunities arise that are not in the above projections (natural gas reserves, peaking generation, acquisitions, etc.), new equity funding may be necessary. *

23 Looking into 2016 Full Year of SD Rates in place along with Beethoven • We anticipate net income to increase by approximately $13.6 million in 2016 as a result of full year impact of the rate adjustment and Beethoven acquisition. • Big Stone Air Quality Control System placed into service on December 29, 2015. Things we are working on • Two Infrastructure Stakeholder Group meetings held. Plan to meet monthly throughout 2016. • Two significant transmission projects underway: • Final year for $46 million, 37 mile, upgrade (69 kV to 161kV) to the Jackrabbit transmission line between Four Corners and Big Sky Montana. This project is also providing the framework for other projects in the Big Sky area. • First year of construction on the $47 million Carbon-Stillwater transmission line to improve reliability for our customers in the Columbus-Absarokee-Red Lodge area as well as area electric cooperatives. Scheduled to be completed in 2017. • Montana electric resource supply plan anticipated by end of first quarter 2016. • Hydro compliance filing submitted in December 2015, anticipate an order in second quarter 2016. Interim order effective February 2016. • Although Stayed by the Supreme Court, we will continue planning efforts in conjunction with the CPP advisory council to seek relief from the final rules that, in our view, disproportionately impact customers in our region. • General rate filings: With 2015 closed, we will be evaluating our need for rate filings and anticipate providing an update on our first quarter earnings call in April.

24 Appendix

25 Electric Segment (Full Year)

26 Natural Gas Segment (Full Year)

27 Heating and Cooling Degree Days (Full Year)

28 Segment Results (Full Year)

Income Tax Reconciliation (Full Year) 29 The $12.6 million income tax benefit in 2014 was primarily a result of the release of previously unrecognized tax benefits due to the lapse of statutes of limitations in the third quarter of 2014.

Summary Financial Results (Fourth Quarter) 30

31 Gross Margin (Fourth Quarter) (dollars in millions) Three Months Ended December 31, 2015 2014 Variance Electric $ 163.2 $ 150.2 $ 13.0 8.7% Natural Gas 54.4 54.6 (0.2) (0.4%) Gross Margin $ 217.6 $ 204.8 $ 12.8 6.3% Increase in gross margin due to the following factors: $ 14.2 Hydro operations $ 3.8 South Dakota electric rate increase $ 1.1 Electric QF adjustment $ (3.6) Expenses recovered in trackers $ (2.1) Natural gas retail volumes $ (0.3) Electric retail volumes $ (0.3) Gas production deferral $ (0.2) Property tax trackers $ 0.2 Other $ 12.8

Weather (Fourth Quarter) 32 Maximum Temperature from Normal Minimum Temperature from Normal

Operating Expenses (Fourth Quarter) 33 Decrease in operating expenses due mainly to the following factors: $16.0 million decrease in OG&A $ (7.2) Hydro transaction costs $ (3.3) Non-employee directors deferred compensation $ (2.2) Generator maintenance costs $ (1.2) Fleet fuel costs $ (1.1) Environmental costs $ 1.8 Bad debt expense $ 0.5 Hydro operations $ 0.5 Operating expenses recovered in trackers $ (3.8) Other $2.2 million increase in property and other taxes due primarily to plant additions and higher estimated property valuations in Montana, which includes an estimated $2.4 million from the hydro transaction. $4.9 million increase in depreciation and depletion expense primarily due to plant additions, including approximately $2.0 million of hydro related depreciation. (dollars in millions) Three Months Ended December 31, 2015 2014 Variance Operating, general & admin. $ 75.3 $ 91.3 $ (16.0) (17.5%) Property and other taxes 32.5 30.3 2.2 7.3% Depreciation and depletion 37.5 32.6 4.9 15.0% Operating Expenses $ 145.3 $ 154.2 $ (8.9) (5.8%)

Operating to Net Income (Fourth Quarter) 34 $4.2 million increase in interest expenses was primarily due to increased debt outstanding associated with the hydro transaction and Beethoven acquisition. $3.3 million decrease in Other Income due primarily to a $3.3 million reduction in the value of deferred shares held in trust for non-employee directors deferred compensation (which, as discussed earlier, had a corresponding decrease to operating, general and administrative expenses). $6.4 million increase in Income tax expense due primarily to an $5.0 million income tax expense related to higher pre-tax income and $1.4 million related to lower permanent or flow-through tax adjustments. (dollars in millions) Three Months Ended December 31, 2015 2014 Variance Operating Income $ 72.3 $ 50.6 $ 21.7 42.9% Interest Expense (24.1) (19.9) (4.2) 21.1% Other Income 2.2 5.5 (3.3) (60.0%) Income Before Taxes 50.4 36.2 14.2 39.2% Income Tax (Expense)/Benefit (5.4) 1.0 (6.4) (640.0%) Net Income $ 45.0 $ 37.2 $ 7.8 21.0%

35 Segment Results (Fourth Quarter)

Adjusted Earnings (Fourth Quarter ‘15 vs ’14) 36 The non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non- GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. Non-GAAP Financial Measures 37

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